Exhibit 5

                           WILLIAMS & ANDERSON, LLP
                               111 Center Street
                              Twenty-Second Floor
                          Little Rock, Arkansas 72201
                                (501) 372-0800

                                November 4, 1998



Board of Directors
Simmons First National Corporation
501 Main Street
Pine Bluff, Arkansas 71601


         Re:      Form S-4 Registration Statement
                  Commission File No. 333-66243

Gentlemen:

         As counsel for Simmons First National Corporation (the "Company"), we have participated in the preparation of the Company's referenced Registration Statement on Form S-4 as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed merger of American Bancshares of Arkansas, Inc. with and into the Company and the corresponding issuance of up to 464,894 shares (the "Shares") of the Company's Class A Common Stock (the "Common Stock"), to the shareholders of American Bancshares of Arkansas, Inc. as consideration in the merger.

         As counsel for the Company, we have examined such corporate records, certificates and other documents of the Company and such questions of law, and have made inquiry of such officers of the Company, as we have deemed necessary or appropriate for the purposes of this opinion, and on the basis of such examination, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Arkansas.

         2. The Shares, when issued in the manner set forth in the Registration Statement relating to the Shares, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-4 filed by the Company and the reference to our firm in the prospectus contained therein, under the caption "Legal Matters."


                                Very truly yours,

                                WILLIAMS & ANDERSON LLP

                                /s/ Patrick A. Burrow
                                    Patrick A. Burrow



PAB\ms